Exhibit 5.1

Securities and Exchange Commission
450 Fifth Street, NW
Washington, D.C. 20459
USA

t: +31 (0)26 366 3399	May 4, 2005
f: +31 (0)26 366 3240

Dear Sirs,

In connection with the registration under the Securities Act of 1933 (the “Securities Act”) upon the filing of a registration statement on Form S-8 (the “Registration Statement”) of 600,000 Ordinary Shares (the “Shares”) of Akzo Nobel N.V. (the “Company”) issuable upon the vesting of certain rights granted or to be granted under the Akzo Nobel Performance Shares Plan (the “Plan”). I have examined such corporate records, certificates and other documents, and such questions of law, as I have considered necessary or appropriate for the purposes of this opinion. Upon the basis of such examination, it is my opinion that:

(1)	The Company has been duly incorporated and is an existing corporation in good standing under the laws of the Netherlands.
(2)	The Shares have been duly authorized and when the Shares have been issued and paid for in accordance with the terms of the Plan, the Shares will have been validly issued and will be fully paid and non-assessable.

The foregoing opinion is limited to the laws of the Netherlands, and I am expressing no opinion as to the effect of the laws of any other jurisdiction.

With your approval, I have relied as to certain matters on information obtained from public officials, officers of the Company and other sources believed by me to be responsible, and I have assumed that the certificates for the Shares conform to the specimen thereof examined by me and have been duly countersigned by a transfer agent and duly registered by a registrar of the Shares, that the certificates for the Shares will conform to the specimen thereof examined by me and will be duly countersigned by a transfer agent and duly registered by a registrar of the Shares, and that the signatures on all documents examined by me are genuine, assumptions which I have not independently verified.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Ben J. Schoordijk

Ben J. Schoordijk
Senior Corporate Counsel